                                                                   EXHIBIT 10(a)




                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1999, with respect to the statement of assets and liabilities, including the portfolio of investments, as of December 31, 1998 and the related statement of operations for the year then ended and the statements of changes in contract owners' equity for each of the two years in the period then ended and the table of per-unit income and changes in accumulation unit value for each of the four years in the period then ended of Franklin Life Variable Annuity Fund A, and our report dated February 16, 1999, with respect to the consolidated financial statements of The Franklin Life Insurance Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, in this Post-Effective Amendment No. 47 to the Registration Statement on Form N-4 (No. 2-36394) under the Securities Act of 1933 and Registration Statement (No. 811-1990) under the Investment Company Act of 1940 and related Prospectus and Statement of Additional Information of Franklin Life Variable Annuity Fund.




                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP



Chicago, Illinois
April 28, 1999